CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement Nos. 33-98832, 333-10833, 333-31837, 333-46273, 333-48901
and 333-70293.

                                        ARTHUR ANDERSEN LLP

Melville, New York
July 8, 1999